UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 19, 2017

Date of Report (Date of earliest event reported)

AptarGroup, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11846 (Commission File Number)	36-3853103 (IRS Employer Identification No.)

475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014

(Address of principal executive offices)

Registrant’s telephone number, including area code: 815-477-0424.

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

Private Placement of Senior Notes

On July 19, 2017, AptarGroup, Inc. (the “Company”) and its wholly owned subsidiary, AptarGroup UK Holdings Limited (the “Issuer” or “Aptar UK”), entered into a Note Purchase and Guaranty Agreement (the “Note Purchase Agreement”) with the purchasers listed in the Purchaser Schedule thereto pursuant to which the Issuer agreed to sell (i) €100,000,000 aggregate principal amount of its 0.98% Senior Notes, Series D, due July 19, 2023 (the “Series D Notes”) and (ii) €200,000,000 aggregate principal amount of its 1.17% Senior Notes, Series E, due July 19, 2024 (the “Series E Notes” and, together with the Series D Notes, the “Notes”) in a private placement to various institutional investors.  The payment by the Issuer of all amounts due with respect to the Notes, and the payment and performance by the Issuer of its obligations under the Note Purchase Agreement, are absolutely and unconditionally guaranteed by the Company pursuant to the Note Purchase Agreement.  The issuance and sale of the Notes occurred on July 19, 2017.  The net proceeds from the sale of the Notes will allow the Issuer to create Euro-denominated funding given the Company’s significant business operations in the European Union. This cash may be used over time for a variety of purposes, including additional business development, capital expenditure, acquisitions or share repurchases.

The Notes bear interest on the outstanding principal balance at the stated rates per annum from the date of issuance, payable semi-annually in arrears on January 19 and July 19 of each year, commencing on January 19, 2018, until such principal becomes due and payable. The Notes are senior unsecured obligations of the Issuer and rank equal in right of payment with all other senior unsecured indebtedness of the Issuer.

The Note Purchase Agreement contains customary provisions for transactions of this type, including representations and warranties regarding the Company and its subsidiaries and various covenants, including covenants that require the Company to maintain, as of the end of each fiscal quarter, a Consolidated Leverage Ratio of no greater than 3.50 to 1.00 and a Consolidated Interest Coverage Ratio of no less than 3.00 to 1.00 (each term as defined in the Note Purchase Agreement). The Note Purchase Agreement provides for customary events of default, generally with corresponding grace periods, including payment defaults with respect to the Notes, covenant defaults, cross-defaults to other agreements evidencing indebtedness of the Company or its significant subsidiaries, certain judgments against the Company or its significant subsidiaries and events of bankruptcy involving the Company or its significant subsidiaries.

The Issuer may from time to time, at its option, upon notice, prepay prior to maturity all or any part of the principal amount of the Notes, together with accrued interest and the Make-Whole Amount and the Swap Reimbursement Amount (if any) (each term as defined in the Note Purchase Agreement). The Notes will automatically become immediately due and payable without notice upon the occurrence of an event of default involving insolvency or bankruptcy of the Company, the Issuer or any significant subsidiary. In addition, by notice given to the Company and the Issuer, any holder or holders of more than 50% in principal amount of the Notes, at its or their option, may declare all of the Notes to be immediately due and payable upon the occurrence and continuation of any other event of default, and, by notice given to the Company and the Issuer, any holder of the Notes may, at its option, declare all of the Notes held by such holder to be immediately due and payable in the event that the Issuer defaults in the payment of any amount due and payable under the Note Purchase Agreement.

Copies of the Note Purchase Agreement, the form of Series D Note and the form of Series E Note are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3 to this Current Report on Form 8-K, respectively.  The foregoing description of the Note Purchase Agreement and the Notes is qualified in its entirety by reference to the full text of the Note Purchase Agreement and the forms of the Notes, which are incorporated by reference herein.

Amendments to Existing Note Purchase Agreements

The Company is party to that certain Note Purchase Agreement dated July 31, 2008 between the Company and each of the purchasers listed in Schedule A thereto (as amended and supplemented, the “2008 Note Purchase Agreement”) and that certain Note Purchase Agreement dated December 16, 2014 between the Company and each of the purchasers listed in Schedule A thereto (the “2014 Note Purchase Agreement” and, together with the 2008 Note Purchase Agreement, the “Existing Note Purchase Agreements”), pursuant to which the Company has issued its senior notes in private placements to various institutional investors.

On July 19, 2017, in connection with the entry into the Note Purchase Agreement, the Company entered into a Third Amendment to the 2008 Note Purchase Agreement and a First Amendment to the 2014 Note Purchase Agreement (together the “Amendments”) in order to amend the guarantor and priority debt covenants to allow the Issuer to issue the Notes and incur other debt and to conform certain terms of the Existing Note Purchase Agreements to those of the Note Purchase Agreement.  In connection with the amendments to allow the Issuer to incur additional debt, the Company has agreed to pay additional interest of 0.25% per annum under the Existing Note Purchase Agreements, subject to the terms and conditions set forth in the Amendments, during quarterly periods if (a) unsecured Debt of non-obligors plus secured Debt exceeds 20% of Consolidated Total Assets and (b) the Consolidated Leverage Ratio is equal to or greater than 2.50 to 1.00 (as such terms are defined in the Existing Note Purchase Agreements as amended by the Amendments).

Copies of the Third Amendment to the 2008 Note Purchase Agreement and the First Amendment to the 2014 Note Purchase Agreement are filed as Exhibit 4.4 and Exhibit 4.5 to this Current Report on Form 8-K, respectively.  The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Amendments, which are incorporated by reference herein.

Entry into New Credit Agreement and Termination of Prior Credit Agreement

On July 20, 2017, the Company and Aptar UK entered into a Credit Agreement (the “New Credit Agreement”) with a syndicate of lenders party thereto (collectively, the “Lenders”), including Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., HSBC Bank USA, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents, and BNP Paribas, as documentation agent.  The New Credit Agreement provides for a $300,000,000 unsecured revolving (US) credit facility, a €150,000,000 unsecured revolving (UK) credit facility and a $280,000,000 unsecured term loan credit facility.

The New Credit Agreement replaced the existing unsecured financing facility evidenced by the Credit Agreement dated as of January 31, 2012 (the “Prior Credit Agreement”) among AptarGroup, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.  Aptar UK initially drew €150,000,000 in revolving (UK) loan borrowings and $280,000,000 in term loan borrowings on the effective date of the New Credit Agreement.  A portion of the proceeds of this initial incurrence of borrowings was used to repay in full the outstanding obligations under the Prior Credit Agreement.  The Prior Credit Agreement was terminated effective July 20, 2017 without any early termination penalty.

The New Credit Agreement contains customary representations, covenants and events of default, including certain covenants that limit or restrict the ability of AptarGroup, Aptar UK and their respective subsidiaries to sell or transfer assets or enter into a merger or consolidate with another company, grant certain types of security interests, incur certain types of liens, impose restrictions on subsidiary dividends, incur indebtedness and make investments, in each case subject to certain exceptions. AptarGroup is also required to maintain a consolidated leverage ratio (equal to consolidated debt to total capital) of not more than 3.50 to 1.00 and an interest coverage ratio (equal to consolidated EBITDA to consolidated interest expense) of not less than 3.00 to 1.00. The final maturity date of the New Credit Agreement is July 20, 2022, subject to a maximum of two one-year extensions of each of the revolving (US) credit facility and the revolving (UK) credit facility in certain circumstances.

Each borrowing under the New Credit Agreement will bear interest, at AptarGroup’s option (on behalf of itself or Aptar UK), at a rate equal to either (a) the rate for deposits denominated in a LIBOR quoted currency as reflected on the applicable Reuters LIBOR01 page for the interest period relevant to such borrowing (adjusted for any statutory reserve requirements for eurocurrency liabilities) (the “Eurocurrency Rate”) or the rate for deposit for a Non-LIBOR quoted currency, as designated with respect to such alternative currency at the time such alternative currency is approved by Wells Fargo Bank, National Association and the applicable Lenders, plus the applicable margin or (b) the highest of (i) the rate of interest publicly announced by Wells Fargo Bank, National Association, as its prime rate, (ii) the federal funds effective rate from time to time plus 0.5% and (iii) the one month Eurocurrency Rate plus 1.0%, in each case plus the applicable margin. A facility fee on the total amount of the facility is also payable quarterly, regardless of usage.  The applicable margins for borrowings under the New Credit Agreement and the facility fee percentage may change from time to time depending on changes in AptarGroup’s consolidated leverage ratio.

AptarGroup has a number of other commercial relationships with the Lenders, the administrative agent, the co-syndication agents and the documentation agent or their affiliates. Such institutions and/or their affiliates have from time to time provided, and/or may in the future provide, various financial advisory, commercial banking, investment banking and other services to AptarGroup and its affiliates, for which they received or may receive customary compensation and expense reimbursement.

A copy of the New Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The foregoing description of the New Credit Agreement is qualified in its entirety by reference to the full text of the New Credit Agreement, which is incorporated by reference herein.

Item 1.02.             Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the termination of the Prior Credit Agreement is incorporated herein by reference.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the entry into the private placement of Notes and New Credit Agreement is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Note Purchase Agreement, dated as of July 19, 2017, among AptarGroup UK Holdings, Ltd. and each of the purchasers listed in Purchasers Schedule thereto.

4.2	Form of AptarGroup, Inc. 0.98% Series D Senior Notes due July 19, 2023 (included as a part of Exhibit 4.1).

4.3	Form of AptarGroup, Inc. 1.17% Series E Senior Notes due July 19, 2024 (included as a part of Exhibit 4.1).

4.4	Third Amendment to the 2008 Note Purchase Agreement, dated as of July 19, 2017, among the Company and each of the noteholders listed on the signature pages thereto.

4.5	First Amendment to 2014 Note Purchase Agreement, dated as of July 19, 2017, among the Company and each of the noteholders listed on the signature pages thereto.

10.1

Credit Agreement, dated as of July 20, 2017 among AptarGroup, Inc., AptarGroup UK Holdings, Ltd., and the financial institutions party thereto as Lenders, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents, BNP Paribas as documentation agent, and Wells Fargo Securities, LLC, HSBC Bank USA, N.A., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Chase Bank N.A., as joint lead arrangers and joint bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AptarGroup, Inc.

Date: July 24, 2017	By:	/s/ Robert W. Kuhn
Robert W. Kuhn
Executive Vice President,
Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

4.1	Note Purchase Agreement, dated as of July 19, 2017, among AptarGroup UK Holdings, Ltd. and each of the purchasers listed in Purchasers Schedule thereto.

4.2	Form of AptarGroup, Inc. 0.98% Series D Senior Notes due July 19, 2023 (included as a part of Exhibit 4.1).

4.3	Form of AptarGroup, Inc. 1.17% Series E Senior Notes due July 19, 2024 (included as a part of Exhibit 4.1).

4.4	Third Amendment to the 2008 Note Purchase Agreement, dated as of July 19, 2017, among the Company and each of the noteholders listed on the signature pages thereto.

4.5	First Amendment to 2014 Note Purchase Agreement, dated as of July 19, 2017, among the Company and each of the noteholders listed on the signature pages thereto.

10.1

Credit Agreement, dated as of July 20, 2017 among AptarGroup, Inc., AptarGroup UK Holdings, Ltd., and the financial institutions party thereto as Lenders, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents, BNP Paribas as documentation agent, and Wells Fargo Securities, LLC, HSBC Bank USA, N.A., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Chase Bank N.A., as joint lead arrangers and joint bookrunners.